Exhibit 10.2

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal $2,663,029.18	Loan Date 01-10-2011	Maturity 07-11-2011	Loan No 1089922418	Call / Coll	Account MACC PE00	Officer 755	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	MACC PRIVATE EQUITIES INC. 101 2ND ST SE SUITE 800 CEDAR RAPIDS, IA 52401-1219	Lender:	CEDAR RAPIDS BANK AND TRUST COMPANY 500 1ST AVENUE NE STE 100 CEDAR RAPIDS, IA 52401

LOAN TYPE.  This is a Variable Rate Nondisclosable Loan to a Corporation for $2,663,029.13 due on July 11, 2011.  This is a secured renewal of the following described indebtedness:  This Change in Terms Agreement constitutes an renewal of loan #1089922418 dated 8-14-09.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for:

☐	Personal, Family, or Household Purposes or Personal Investment.
☒	Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: Original purpose to refinance SBA debentures.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender’s conditions for making the loan have been satisfied. Please disburse the loan proceeds of $2,663,029.18 as follows:

Other Disbursements: $2,663,029.18 Existing loan balance	$2,663,029.18
Note Principal:	$2,663,029.18
CHARGES PAID IN CASH.  Borrower has paid or will pay in cash as agreed the following changes:

Prepaid Finance Charges Paid in Cash: $4,438.39 Interest due on loan #1089922418 through and including 1-10-11	$4,438.39
Other Charges Paid in Cash: $5,000.00 Loan Renewal Fee $165.00 Fee to Delaware Corporate services for good standing verification and UCC lien search.	$5,165.00
Total Charges Paid in Cash	$9,603.39
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS DISBURSEMENT REQUEST AND AUTHORIZATION AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED JANUARY 10, 2011.

BORROWER:

MACC PRIVATE EQUITIES INC.
By: /s/ Travis T. Prentice	By: /s/ Derek J. Gaertner
Travis T. Prentice, President and CEO of MACC	Derek J. Gaertner, CFO & CCO of MACC PRIVATE
PRIVATE EQUITIES INC.	EQUITIES INC.